UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          February 13, 2024

Superior Group of Companies, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd.,Seminole,Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code:  (727) 397-9611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2024, the Board of Directors (the “Board”) of Superior Group of Companies, Inc. (the “Company”) appointed Loreen Spencer and Susan Lattmann to its Board effective immediately, to serve until the Company’s 2024 Annual Meeting of Shareholders. Ms. Spencer also will serve on the Audit Committee of the Board. Ms. Lattmann also will serve on the Corporate Governance, Nominating and Ethics Committee of the Board.

Ms. Spencer, age 58, is a Certified Public Accountant, and from 1987 until her retirement in 2016, she was an Audit Partner for Deloitte & Touche LLP. Since 2017, Ms. Spencer has served on the Board of Directors and the Audit & Risk Committee of Raymond James Bank, a banking subsidiary of Raymond James Financial, Inc., which is a New York Stock Exchange-listed financial services company. Since 2020, Ms. Spencer has served on the Board of Directors and is the Audit Committee chair of Typ Tap Insurance Group, Inc., a technology-driven insurance company. Ms. Spencer previously served on the Board of Directors and the Audit and Compensation Committees of HCI Group, Inc., a New York Stock Exchange-listed company. Ms. Spencer is a founding board member and since 2002 has been board chair of the Gift of Adoption Florida Chapter. Ms. Spencer from 1998 to 2016 served on the Goodwill Industries Suncoast Inc. Board of Directors (two years as Chair), from 2011 to 2016 served on the St. John’s Episcopal Parish Day School Board of Trustees, and from 2000 to 2014 served on the University of Florida Fisher School of Accounting Advisory Board. She earned both her Bachelor of Science, with a major in Accounting, and Master of Accounting from the University of Florida.

Ms. Lattmann, age 55, is presently the chief financial officer for The Row, an international luxury apparel retailer since 2021. Previously, she worked for Bed Bath & Beyond Inc., a Nasdaq-traded company, from 1996 to 2019, where she held several roles, including chief financial officer (2014-2018) and chief administrative officer (2018-2019). She began her professional career with Arthur Andersen LLP. Ms. Lattmann has served on the Board of Directors of Aterian. Inc., a Nasdaq-traded technology-enabled consumer products company, since 2022, where she is the Chair of the Audit Committee; the Board of Directors of Landsea Homes Corporation, a Nasdaq-traded national residential home builder, since 2021, where she is the Co-Chair of the Compensation Committee; the Board of Directors of Farmer Focus, a private organic chicken company, since 2021, where she is the Chair of the Audit Committee; and the Board of Directors of ArcTrust III, a private growth and income real estate investment trust, since 2020. Ms. Lattmann received her Bachelor of Science degree with honors from Bucknell University and is a certified public accountant.

In connection with their respective appointments, Ms. Spencer and Ms. Lattmann each will be eligible to participate in the Company’s 2022 Equity Incentive and Awards Plan (the “Plan”), and to receive compensation for service on the Board and any committees, on the same terms as the Company’s other non-management directors.

On February 12, 2024, Ms. Hensley informed the Company that she has chosen to retire after having served on the Board for more than 23 years. As such, Ms. Hensley will not stand for reelection at the Company’s 2024 Annual Meeting of Shareholders.

Item 9.01         Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit No.	No. Description

99.1	Press release of the Company, dated February 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Michael Benstock
Michael Benstock
Chief Executive Officer

Date: February 13, 2024